News Release

Amkor Technology Reports Financial Results for the Second Quarter 2014

Second Quarter 2014

•	Net sales $767 million

•	Gross margin 19.6%

•	Net income $50 million (includes $18 million net gain related to sale of a subsidiary)

•	Earnings per diluted share $0.21 (includes $0.08 related to sale of a subsidiary)

CHANDLER, Ariz. - July 28, 2014 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the second quarter ended June 30, 2014, with net sales of $767 million, net income of $50 million, and earnings per diluted share of $0.21. Net income includes a net gain of $18 million ($0.08 per diluted share) related to the sale of Amkor's Japanese subsidiary to J-Devices, Amkor's 60% owned joint venture in Japan.

"We delivered solid second quarter results that were consistent with our expectations," said Steve Kelley, Amkor's president and chief executive officer. "Sales were up 10% sequentially and 3% year-over-year, with a corresponding improvement in our gross margin. We are poised to grow faster than the semiconductor industry in 2014 and improve our profitability."

Selected financial information for the second quarter 2014 is as follows:

•	Net Sales: $767 million, up 10% from $696 million in the prior quarter, and up 3% from $746 million in the second quarter of 2013

•	Gross Margin: 19.6%, compared to 18.5% in the prior quarter, and 18.5% in the second quarter of 2013

•
Net Income: $50 million, compared to net income of $21 million in the prior quarter, and $30 million in the second quarter of 2013. Second quarter 2014 net income includes a net gain of $18 million related to the sale of a subsidiary to J-Devices

•
Earnings Per Diluted Share: $0.21, compared to earnings per diluted share of $0.09 in the prior quarter, and $0.14 in the second quarter of 2013. Second quarter 2014 earnings per diluted share includes $0.08 related to the sale of a subsidiary to J-Devices

Cash and cash equivalents were $526 million, and total debt was $1.5 billion, at June 30, 2014.

Business Outlook

“We expect record sales for the third quarter and a strong second half of 2014,” noted Kelley. "The launch of flagship mobile devices with high Amkor content is expected to drive third quarter growth of 9% to 15%, both sequentially and year-over-year, after normalizing for the sale of our Japanese subsidiary."

"We see further, customer driven opportunities to grow our sales in the first half of 2015, and are increasing our full year 2014 capital expenditures to around $675 million to capture these opportunities. Nearly all of the incremental investment will be for advanced package capacity and leading-edge testers. The demand for this capacity is spread across many customers, and we believe that these investments are the foundation for our long-term growth," continued Kelley.

Based upon currently available information, we have the following expectations for the third quarter 2014:

•
Net sales of $815 million to $865 million, up 6% to 13% from both the prior quarter and year-over-year. After normalizing for the sales of our divested Japanese subsidiary, net sales are expected to increase 9% to 15% from both periods

•	Gross margin of 20% to 22%

•	Net income of $47 million to $70 million, or $0.20 to $0.29 per diluted share

•	Full year 2014 capital expenditures of around $675 million

Conference Call Information

Amkor will conduct a conference call on Monday, July 28, 2014, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 76870129). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company's filings with the Securities and Exchange Commission and at Amkor's website: www.amkor.com.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Senior Director, Investor Relations and Corporate Communications
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

Since the fourth quarter 2013, we have reported net sales data by the following categories: advanced products and mainstream products. We have also provided quarterly and annual net sales and packaged units for 2012 and 2013 under these revised net sales reporting categories at the Investor Relations section of our website at www.amkor.com.

	Q2 2014	Q1 2014	Q2 2013
Net Sales Data:
Net sales (in millions):
Advanced products*	$364	$302	$387
Mainstream products**	403	394	359
Total net sales	$767	$696	$746

Packaging services	86%	85%	87%
Test services	14%	15%	13%

Net sales from top ten customers	58%	60%	63%

Packaged units (in millions):
Advanced products*	910	650	704
Mainstream products**	3,379	3,217	1,976
Total packaged units	4,289	3,867	2,680

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	53%	53%	58%
Consumer (television, set top boxes, gaming, portable media, digital cameras)	15%	15%	14%
Automotive, industrial and other (infotainment, safety, performance, comfort)	12%	12%	9%
Networking (servers, routers, switches)	11%	10%	10%
Computing (PCs, hard disk drive, printers, peripherals, servers)	9%	10%	9%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	37.2%	36.8%	41.7%
Labor	14.0%	14.7%	14.0%
Other manufacturing	29.2%	30.0%	25.8%
Gross margin	19.6%	18.5%	18.5%

Earnings per Share Data:
Net income attributable to Amkor - basic	$50	$20	$30

Adjustment for dilutive securities on net income:
Interest on 6.0% convertible notes due 2014, net of tax	—	1	3
Net income attributable to Amkor - diluted	$50	$21	$33

Weighted average shares outstanding - basic	233	216	161
Effect of dilutive securities:
Stock options	1	—	—
6.0% convertible notes due 2014	3	19	74
Weighted average shares outstanding - diluted	237	235	235

Net income attributable to Amkor per common share:
Basic	$0.21	$0.09	$0.18
Diluted	$0.21	$0.09	$0.14

*Advanced products include flip chip and wafer-level processing and related test services
**Mainstream products include wirebond packaging and related test services and since July 1, 2013, include the results of our newly acquired power discrete business in Malaysia which has a high volume of units relative to revenue

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014*	2013	2014*	2013
	(In thousands, except per share data)
Net sales	$767,459	$746,059	$1,463,503	$1,433,588
Cost of sales	616,745	607,680	1,183,969	1,180,256
Gross profit	150,714	138,379	279,534	253,332
Selling, general and administrative	67,674	65,618	130,098	125,177
Research and development	22,079	14,308	43,124	28,614
Total operating expenses	89,753	79,926	173,222	153,791
Operating income	60,961	58,453	106,312	99,541
Interest expense	22,537	23,739	46,259	45,817
Interest expense, related party	1,242	3,192	2,484	6,684
Other (income) expense, net	(5,699)	12,876	(5,663)	10,654
Total other expense, net	18,080	39,807	43,080	63,155
Income before taxes and equity in earnings of unconsolidated affiliate	42,881	18,646	63,232	36,386
Income tax expense (benefit)	12,511	(10,238)	17,440	(6,209)
Income before equity in earnings of unconsolidated affiliate	30,370	28,884	45,792	42,595
Equity in earnings of J-Devices	20,036	1,445	25,797	1,500
Net income	50,406	30,329	71,589	44,095
Net income attributable to noncontrolling interests	(885)	(602)	(1,435)	(986)
Net income attributable to Amkor	$49,521	$29,727	$70,154	$43,109

Net income attributable to Amkor per common share:
Basic	$0.21	$0.18	$0.31	$0.27
Diluted	$0.21	$0.14	$0.30	$0.21

Shares used in computing per common share amounts:
Basic	232,891	160,886	224,868	156,672
Diluted	236,872	235,111	236,182	235,099

*Net income for the three and six months ended June 30, 2014 includes a net gain of $18 million ($0.08 per diluted share) related to the sale of Amkor's Japanese subsidiary to J-Devices, its 60% owned joint venture in Japan. In connection with the sale, Amkor recognized $9 million principally from the realization of accumulated foreign currency translation gains (reflected in Other (income) expense, net) and an additional $9 million from its 60% equity interest in the gain realized by J-Devices on the transaction (reflected in Equity in earnings of J-Devices).

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2014	December 31, 2013
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$525,935	$610,442
Restricted cash	2,681	2,681
Accounts receivable, net of allowances	455,838	385,542
Inventories	205,668	200,423
Other current assets	57,803	33,328
Total current assets	1,247,925	1,232,416
Property, plant and equipment, net	2,153,818	2,006,553
Investments	134,717	105,214
Restricted cash	2,247	2,234
Other assets	70,666	80,881
Total assets	$3,609,373	$3,427,298

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$10,000	$61,350
Trade accounts payable	555,805	365,334
Accrued expenses	252,048	264,252
Total current liabilities	817,853	690,936
Long-term debt	1,451,111	1,516,390
Long-term debt, related party	75,000	75,000
Pension and severance obligations	159,936	165,073
Other non-current liabilities	14,423	14,959
Total liabilities	2,518,323	2,462,358

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	282	262
Additional paid-in capital	1,875,533	1,812,530
Accumulated deficit	(577,194)	(647,348)
Accumulated other comprehensive loss	(7,751)	(255)
Treasury stock	(212,455)	(211,449)
Total Amkor stockholders’ equity	1,078,415	953,740
Noncontrolling interests in subsidiaries	12,635	11,200
Total equity	1,091,050	964,940
Total liabilities and equity	$3,609,373	$3,427,298

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2014	2013
	(In thousands)
Cash flows from operating activities:
Net income	$71,589	$44,095
Depreciation and amortization	220,389	195,785
Loss on debt retirement	—	11,619
Gain on sale of subsidiary to J-Devices	(9,155)	—
Other operating activities and non-cash items	(24,000)	(13,947)
Changes in assets and liabilities	(23,570)	(36,702)
Net cash provided by operating activities	235,253	200,850

Cash flows from investing activities:
Payments for property, plant and equipment	(230,392)	(222,674)
Proceeds from sale of property, plant and equipment	1,634	25,093
Cash transferred on sale of subsidiary to J-Devices, net of proceeds	(15,774)	—
Payments from J-Devices	—	8,843
Investment in J-Devices	—	(67,372)
Purchase of short-term investment	(20,000)	—
Proceeds from short-term investment	20,000	—
Other investing activities	(353)	(2,032)
Net cash used in investing activities	(244,885)	(258,142)

Cash flows from financing activities:
Borrowings under revolving credit facilities	—	5,000
Payments under revolving credit facilities	—	(5,000)
Proceeds from issuance of long-term debt	80,000	293,000
Payments of long-term debt	(140,000)	—
Payments for debt issuance costs	—	(3,357)
Payments for the retirement of debt	—	(11,619)
Payment of deferred consideration for an acquisition	(18,763)	—
Proceeds from the issuance of stock through share-based compensation plans	4,826	—
Payments of tax withholding for restricted shares	(1,006)	(172)
Net cash (used in) provided by financing activities	(74,943)	277,852

Effect of exchange rate fluctuations on cash and cash equivalents	68	2,399

Net (decrease) increase in cash and cash equivalents	(84,507)	222,959
Cash and cash equivalents, beginning of period	610,442	413,048
Cash and cash equivalents, end of period	$525,935	$636,007

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements about our 2014 sales growth and profitability, all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature and cyclicality of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers and the impact of changes in our market share and prices for our services with those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•
the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters, including the final outcome in the pending patent license litigation and the impact of other legal proceedings;

•
the negative impact on economic growth resulting from the action or inaction of the U.S. government relating to federal income tax increases for individuals or corporations, the federal debt ceiling, the federal deficit and government spending restrictions or shutdowns;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital additions;

•	the effects of an economic slowdown in China, the U.S. and other major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and exchange rate fluctuations;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2013 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.